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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                    Date of Report (Date of earliest Event

                         Reported): February 27, 2001





                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                   -----------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                   333-77215              13-3291626
----------------------------      ---------------         ---------------

(State or Other Jurisdiction       (Commission           (I.R.S. Employer
     of Incorporation)             File Number)         Identification No.)



1585 Broadway, 2nd Floor
  New York, New York                                             10036
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  (Address of Principal                                       (Zip Code)
   Executive Offices)

Registrant's telephone number, including area code (212)  761-4700
                                                   ---------------

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Item 5.  Other Events.
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Filing of Term Sheets.
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         In connection with the offering of the Morgan Stanley Dean Witter
Capital I Inc., Mortgage Pass-Through Certificates 2001-1 (the "Certificates"), Morgan Stanley & Co. Incorporated, as underwriter of the Certificates (the "Underwriter"), has prepared certain materials (the
"Term Sheets") for distribution to its potential investors. Although Morgan Stanley Dean Witter Capital I Inc. provided the Underwriter with certain information regarding the characteristics of the Mortgage Loans (the "Loans") in the related portfolio, it did not participate in the preparation of the Term Sheets.

         For purposes of this Form 8-K, Term Sheets shall mean computer generated tables and/or charts displaying, with respect to the, any of the following: yield; average life, duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Term Sheets are attached hereto as
Exhibit 99.1.

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Item 7.  Financial Statements, Pro Forma Financial
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Information and Exhibits.
------------------------

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         99.1              Term Sheets

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            MORGAN STANLEY DEAN WITTER CAPITAL I INC.



                            By: /s/ Andrew Berman
                                ---------------------
                                Name:  Andrew Berman
                                Title: Vice President

Dated: February 27, 2001

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Exhibit Index
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Exhibit                                  Description                      Page
-------                                  -----------                      ----

99.1                                     Term Sheets